Exhibit 10.1

CONSENT AND FORBEARANCE AGREEMENT

March 31, 2020

Good Times Restaurants Inc.

141 Union Blvd., #400

Lakewood, Colorado 80228

Re: Credit Agreement, dated as of September 8, 2016 (as amended, modified, extended, restated, replaced, or supplemented in writing from time to time, the “Credit Agreement”), by and among Good Times Restaurants Inc., a Nevada corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and Cadence Bank, National Association, as administrative agent (the “Administrative Agent”).

Ladies and Gentlemen:

1.             Defined Terms. Reference is hereby made to the above-referenced Credit Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement. As used in this Consent, the following terms shall have the meanings set forth below:

“Consent” means this Consent and Forbearance Agreement.

“Forbearance Period” means the period from the date hereof to (but excluding) the earliest date that a Forbearance Termination Event occurs.

“Forbearance Termination Event” means the earliest of the following to occur: (a) any Default or Event of Default other than the Potential Events of Default, (b) the breach by the Borrower or any Guarantor of any covenant or provisions of this Consent and (c) 11:59 p.m. (Eastern time) on June 30, 2020.

2.             Payment Deferral.

(a)       The Borrower acknowledges and agrees that, pursuant to Section 2.06 of the Credit Agreement, the Borrower is required to pay to the Administrative Agent, for the benefit of the Lenders, certain payments of principal on the Loans as set forth therein. The Borrower has requested permission from the Administrative Agent and the Lenders to defer the principal payment on the Loans due on March 31, 2020 until the Maturity Date (the “Payment Deferral”).

(b)       The Administrative Agent and the Lenders hereby consent to the Payment Deferral. Notwithstanding anything to the contrary contained in Section 2.05(d) or Section 2.06 of the Credit Agreement, it is acknowledged and agreed that the Commitments shall not be reduced by the amount of the payment on the Loans otherwise required to be made on March 31, 2020. For the avoidance of doubt, nothing contained in this Consent shall limit, postpone or otherwise impact any other payments under the Credit Agreement and the other Loan Documents (including, without limitation, the payment of interest and fees by the Borrower to Administrative Agent as set forth in the Credit Agreement).

3.           Potential Events of Default. The Borrower has informed the Administrative Agent and the Lenders that certain Events of Default may occur as a result of: (a) the Borrower’s failure to comply with the Consolidated Leverage Ratio set forth in Section 7.11(a) of the Credit Agreement for the Fiscal Quarter ended on or about March 31, 2020; (b) the Borrower’s failure to comply with the Consolidated Pre-Distribution Fixed Charge Coverage Ratio set forth in Section 7.11(b) of the Credit Agreement for the Fiscal Quarter ended on or about March 31, 2020; and (c) the Borrower’s failure to comply with the Consolidated Post-Distribution Fixed Charge Coverage Ratio set forth in Section 7.11(c) of the Credit Agreement for the Fiscal Quarter ended on or about March 31, 2020 (collectively, the “Potential Events of Default”).

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4.            Forbearance.

(a)       Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders shall, during the Forbearance Period, forbear from exercising any and all of the rights and remedies available to them under the Loan Documents and applicable laws (including the implementation of the Default Rate in accordance with Section 2.07(b) of the Credit Agreement), but only to the extent that such rights and remedies arise exclusively as a result of the existence of the Potential Events of Default; provided, however, that the Administrative Agent and the Lenders shall be free to exercise any or all of their rights and remedies arising on account of the Potential Events of Default at any time upon or after the occurrence of a Forbearance Termination Event.

(b)       Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Administrative Agent or any Lender to forbear from exercising any of the rights or remedies available to the Administrative Agent and the Lenders under the Loan Documents or applicable laws (all of which rights and remedies are hereby expressly reserved by the Administrative Agent and the Lenders) upon or after the occurrence of a Forbearance Termination Event.

(c)       Notwithstanding anything to the contrary contained in the Credit Agreement, during the Forbearance Period, the Borrower shall be permitted to exercise the continuation and conversion options set forth in Section 2.02 of the Credit Agreement, in each case subject to the requirements set forth in the Credit Agreement (other than any requirement or representation in the Credit Agreement relating solely to the occurrence and continuance of the Potential Events of Default).

5.            Prohibitions on Certain Actions. Notwithstanding anything to the contrary set forth in the Loan Documents, during the Forbearance Period, the Borrower and the Loan Parties shall not, and shall not permit any Subsidiary to: (a) take any action that is prohibited under the Credit Agreement or any other Loan Document during the existence of a Default or Event of Default (other than as expressly set forth in Section 4(c)), regardless of whether any of the Potential Events of Default has occurred; (b) make any requests for borrowings of Loans or other Credit Extensions; (c) incur or pay any capital expenditures (other than maintenance capital expenditures in the ordinary course of business) in an aggregate amount not to exceed $300,000; or (d) declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, set forth in Section 7.06 of the Credit Agreement. Failure of Borrower to comply in any material respect with this Section 5 shall be deemed to be an immediate Event of Default under the Credit Agreement.

6.            Equity Injections. For the avoidance of doubt, notwithstanding anything to the contrary set forth in the Credit Agreement, during the Forbearance Period the Borrower shall not be required to make a prepayment of the net cash proceeds of any equity investment made in the Borrower so long as (a) such net cash proceeds are used for working capital and (b) no Change of Control results from such equity investment.

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7.            COVID-19 Relief.

(a)       The Borrower and the other Loan Parties hereby certify that (i) this Consent is being entered into as a result of the effects of the national emergency related to COVID-19 pandemic and (ii) as of December 31, 2019, the Borrower was not more than 30 days past due on all payment obligations under the Credit Agreement and the other Loan Documents (including, for the avoidance of doubt, payments of interest, principal and fees required thereunder).

(b)       At least three (3) Business Days before the Borrower or any Guarantor applies to any Governmental Authority for the provision of monetary aid or other relief (in the form of a loan, grant or otherwise) from such Governmental Authority due to the adverse impact of COVID-19, the Borrower shall deliver a true and complete copy of such application, together with all supporting materials, to the Administrative Agent.  The Borrower and the Guarantors shall not apply, disburse or distribute any funds received from any Governmental Authority in respect of such aid or other relief other than as permitted by applicable law under which such funds were provided and otherwise permitted by the Credit Agreement without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders).

8.            Additional Reporting. During the Forbearance Period, the Borrower shall provide to the Administrative Agent, in addition to all reporting required by the Credit Agreement, within three (3) Business Days of the end of each fiscal month, (i) a report of sales per location, as well as labor costs for each location, for the monthly period then ended, (ii) a forward-looking cash projection of the Borrower for the subsequent fiscal month and (iii) a comparative report of sales for the corresponding fiscal month of the previous fiscal year.

9.            Acknowledgement and Reaffirmation. Each of the Borrower and the other Loan Parties hereby: (a) acknowledges that (i) the Potential Events of Default have not been waived and (ii) no Potential Event of Default is being waived pursuant to this Consent; (b) acknowledges and consents to this Consent and the terms and provisions hereof; (c) reaffirms the covenants and agreements contained in each Loan Document to which such Person is party, including, in each case, as such covenants and agreements may be modified by this Consent and the transactions contemplated hereby; (d) reaffirms that each of the Liens created and granted in or pursuant to the Loan Documents in favor of the Administrative Agent for the benefit of the holders of the Obligations is valid and subsisting, and acknowledges and agrees that this Consent shall in no manner impair or otherwise adversely affect such Liens; and (e) confirms that each Loan Document to which such Person is a party is and shall continue to be in full force and effect and the same is hereby ratified and confirmed in all respects, except that upon the effectiveness of this Consent, all references in such Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean the Credit Agreement and the other Loan Documents, as the case may be, as in effect and as modified by this Consent.

10.           Fees and Expenses. Without in any way limiting the obligations of the Borrower under the Loan Documents, including without limitation Section 11.04 of the Credit Agreement, the Borrower shall on the date hereof, reimburse the Administrative Agent for the reasonable documented and invoiced fees and expenses reasonably incurred by the Administrative Agent in connection with this Consent and any related transactions (including, without limitation, the reasonable documented and invoiced fees and expenses of Moore & Van Allen PLLC, as counsel to the Administrative Agent).

11.           Release. The Borrower and each Guarantor hereby releases and forever discharges the Administrative Agent, each Lender, the L/C Issuer and their respective predecessors, successors, assigns, attorneys and Related Parties (each and every of the foregoing, a “Lender Party”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with any of the Loan Documents through the date hereof, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any Lender Party.

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12.           Miscellaneous. This Consent may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Consent by telecopy or other secure electronic format (.pdf) shall be effective as an original. The governing law, submission to jurisdiction, waiver of venue, service of process and waiver of jury trial provisions contained in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference mutatis mutandis. This Consent shall be effective upon the Administrative Agent’s receipt of signature pages from the Borrower, the other Credit Parties and the Lenders.

[Signature pages to follow]

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Very truly yours,

ADMINISTRATIVE AGENT:	:	CADENCE BANK, NATIONAL ASSOCIATION

By:
Name: Charles M. Joye III
Title: Senior Vice President

LENDERS:	CADENCE BANK, NATIONAL ASSOCIATION
as a Lender

By:
Name: Charles M. Joye III
Title: Senior Vice President

CONSENT AND FORBEARANCE AGREEMENT

Accepted and agreed as of the date first above written:

BORROWER:	GOOD TIMES RESTAURANTS INC.,
a Nevada corporation

By:
Name: Ryan M. Zink
Title: Chief Executive Officer

GUARANTORS:	GOOD TIMES DRIVE THRU INC.,
a Colorado corporation

By:
Name: Ryan M. Zink
Title: Chief Executive Officer

BD OF COLORADO LLC,
a Colorado limited liability company

By: GOOD TIMES RESTAURANTS INC.,
a Nevada corporation, its manager

By:
Name: Ryan M. Zink
Title: Chief Executive Officer

CONSENT AND FORBEARANCE AGREEMENT

BAD DADDY’S FRANCHISE DEVELOPMENT, LLC,
a North Carolina limited liability company

By: BAD DADDY’S INTERNATIONAL, LLC,
a North Carolina limited liability company, its member

By: GOOD TIMES RESTAURANTS INC.,
a Nevada corporation, its sole member

By:
Name: Ryan M. Zink
Title: Chief Executive Officer

By: GOOD TIMES RESTAURANTS INC.,
a Nevada corporation, its member

By:
Name: Ryan M. Zink
Title: Chief Executive Officer

BAD DADDY’S INTERNATIONAL, LLC,
a North Carolina limited liability company

By: GOOD TIMES RESTAURANTS INC.,
a Nevada corporation, its sole member

By:
Name: Ryan M. Zink
Title: Chief Executive Officer

CONSENT AND FORBEARANCE AGREEMENT

BAD DADDY’S BURGER BAR, LLC,
a North Carolina limited liability company

By: BAD DADDY’S INTERNATIONAL, LLC,
a North Carolina limited liability company, its sole member

By: GOOD TIMES RESTAURANTS INC.,
a Nevada corporation, its sole member

By:
Name: Ryan M. Zink
Title: Chief Executive Officer

BAD DADDY’S BURGER BAR OF BALLANTYNE, LLC,
a North Carolina limited liability company

By: BAD DADDY’S INTERNATIONAL, LLC,
a North Carolina limited liability company, its sole member

By: GOOD TIMES RESTAURANTS INC.,
a Nevada corporation, its sole member

By:
Name: Ryan M. Zink
Title: Chief Executive Officer

BAD DADDY’S BURGER BAR OF BIRKDALE, LLC,
a North Carolina limited liability company

By: BAD DADDY’S INTERNATIONAL, LLC,
a North Carolina limited liability company, its sole member

By: GOOD TIMES RESTAURANTS INC.,
a Nevada corporation, its sole member

By:
Name: Ryan M. Zink
Title: Chief Executive Officer

CONSENT AND FORBEARANCE AGREEMENT

BAD DADDY’S BURGER BAR OF MOORESVILLE, LLC,
a North Carolina limited liability company

By: BAD DADDY’S INTERNATIONAL, LLC,
a North Carolina limited liability company, its sole member

By: GOOD TIMES RESTAURANTS INC.,
a Nevada corporation, its sole member

By:
Name: Ryan M. Zink
Title: Chief Executive Officer

CONSENT AND FORBEARANCE AGREEMENT